UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2011

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136424	90-0416683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 Paseo Padre Parkway Fremont, CA		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of WaferGen Bio-systems, Inc. (the “Company”) approved the Company’s cash bonus plan for fiscal year 2011 for the Company’s officers, including its named executive officers.

Each named executive officer has been assigned a target bonus percentage of such officer’s current base salary ranging between 35% and 60% per individual. Each individual’s actual bonus will be determined by a formula based on the achievement of certain specified corporate goals established by the Company’s Board of Directors with respect to fiscal year 2011 (“Company Objectives”), as well as annual individual goals (“Individual Objectives”), except for the Company’s Chief Executive Officer, whose bonus will be based solely on the achievement of the Company Objectives. Bonuses for all other individuals are based on weighting of between 60% and 90% for Company Objectives and between 10% and 40% for Individual Objectives.

Bonus payments are anticipated to be made yearly.  The Committee determines the actual bonus payments for all of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: February 23, 2011	By:	/s/ Alnoor Shivji
Alnoor Shivji
Chairman, President and Chief Executive Officer